Exhibit 8.2

                             MOORE & VAN ALLEN, PLLC
                                ATTORNEYS AT LAW
                        100 NORTH TRYON STREET, FLOOR 47
                            CHARLOTTE, NC 28280-4003
                            TELEPHONE (704) 331-1000
                             TELEFAX (704) 331-1159













                                  June 5, 1996




First Union Residential Securitization Transactions, Inc.
One First Union Center
Charlotte, North Carolina  28288-0600

Ladies and Gentlemen:

         We have advised First Union Residential Securitization Transactions, Inc. (the "Registrant") with respect to certain federal income tax aspects of the issuance by the Registrant of certain Residential Mortgage Pass-Through Certificates (the "Certificates"). Such advice conforms to the description of selected federal income tax consequences to holders of the Certificates that appears under the heading "Certain Federal Income Tax Consequences" in the prospectus (the "Prospectus") forming a part of the Registration Statement on Form S-3 ("Registration Statement") as prepared for filing by the Registrant with the Securities and Exchange Commission (the "Commission") under Rule 415 promulgated under the Securities Act of 1933, as amended (the "Act"), for registration of the Certificates under the Act. Such description does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion the description is accurate in all material respects.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement and the Prospectus. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                           Very truly yours,

                                           MOORE & VAN ALLEN, PLLC

                                           /s/ MOORE & VAN ALLEN, PLLC


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